Exhibit 10.16
CSS INDUSTRIES, INC.
FY2018 Management Incentive Program Criteria

CSS Industries, Inc.

These FY2018 Management Incentive Program Criteria have been approved by the Human Resources Committee (the “Committee”) of the Board of Directors of CSS Industries, Inc. (“CSS” or the “Company”) in connection with the CSS Industries, Inc. Management Incentive Program (the “Program”). All defined terms used herein and not otherwise defined shall have the respective meanings set forth in the Program. These FY2018 Management Incentive Program Criteria are not intended in any way to alter, modify or supercede the terms of the Program, and reference should be made to such Program for a full description of the terms of the Program.

For CSS’ fiscal year ending March 31, 2018, these FY2018 Management Incentive Program Criteria shall apply solely to eligible Participants who are employed by the Company or one of its affiliates or subsidiaries (other than The McCall Pattern Company, Inc.) and who are designated to participate hereunder.

Notwithstanding any provision in this document or otherwise to the contrary, the Committee, in its sole discretion, reserves the right (a) to determine the eligibility requirements for participation in the Program; (b) to determine whether an employee satisfies the eligibility requirements for participation in the Program; (c) to award an Award, if any, to a Participant under the Program; (d) to deny payment of an Award to a Participant otherwise eligible under the terms of the Program or this document; (e) to make an Award, if any, to a Participant in a greater or lesser amount than provided for in the Program or this document; and/or (f) to make an Award, if any, in a manner or on a schedule other than as provided for in the Program or this document.

Participants

The Company’s employees eligible to be Participants under the Program are limited to the Company’s or the Company’s affiliates or subsidiaries (other than The McCall Pattern Company, Inc.) as determined from time to time, and at any time, at the sole discretion of the Company’s President; provided, however, that Committee approval shall be required for any individual who is an executive officer of the Company or who has an annual base salary in excess of $250,000. Notwithstanding any provision in this document or otherwise to the contrary, the Committee, in its sole discretion, reserves the right to change or modify the eligibility requirements for participation in the Program at any time and from time to time, and to determine whether an employee satisfies the eligibility requirements for participation in the Program. Any new or existing Company employee who becomes eligible for the first time to participate in the Program may, at the Company President’s sole discretion, be eligible to receive a bonus payment, if any, prorated for the months he or she is eligible to receive an Award under the Program; provided, however, that Committee approval shall be required for any Award under the Program to any newly eligible Company employee who is an executive officer of the Company or who has an annual base salary in excess of $250,000.

Participant Performance Criteria

For the Company’s fiscal year ending March 31, 2018, each Participant is eligible to receive an Award calculated using a base amount equal to such Participant’s Target Index Amount (as such term is defined below). Unless otherwise determined by the Committee in its sole discretion at the time of approval thereof, each Award is divided into three parts: (a) a part entirely contingent upon the achievement by

CSS of at least a minimum threshold level, as determined by the Committee in its sole discretion, of Adjusted EBITDA (as defined herein) (the “Adjusted EBITDA Component”) (b) a part entirely contingent upon the achievement by CSS of at least a minimum threshold level, as determined by the Committee in its sole discretion, of Net Sales (as defined herein) (the “Net Sales Component”), and (c) an individual part determined by the Committee in its sole discretion based upon, among other things, each Participant’s achievement of his or her specific goals and objectives and/or CSS’ achievement of its corporate goals. For purposes of this Program, “Adjusted EBITDA” is defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”), each as reported in CSS’ consolidated financial statements for the Company’s fiscal year ending March 31, 2018, as adjusted to reflect any adjustments to EBITDA determined by the Committee, in its sole discretion, at the time that these FY2018 Management Incentive Program Criteria are approved by the Committee. For purposes of this Program, “Net Sales” is defined in the same manner used by the Company for purposes of publicly reporting the Company’s net sales (for clarity, as of the approval date of this Program, the Company determines “net sales” as amounts invoiced to the Company’s customers less (i) estimated amounts for special programs to customers, such as volume incentives, new store allowances, defective goods, and other programs, and (ii) allowances for returns, damaged goods, shipping errors, and other items).

At the time that it approves these FY2018 Management Incentive Program Criteria, the Committee, in its sole discretion, shall determine: (i) the minimum threshold levels of Adjusted EBITDA and Net Sales that must be achieved in order for there to be payouts under the Adjusted EBITDA Component and the Net Sales Component (each a “Component”), respectively, (ii) the amount to be paid under each Component if the threshold level for that Component is attained, and (iii) the amount to be paid under each Component if the threshold for that Component is exceeded, i.e., the payout amount that corresponds to a specified level of achievement in excess of the threshold amount for each Component, including the levels of achievement required in order for the portion of each Award attributable to each Component to be paid at the target and maximum levels, respectively.

If the minimum threshold level is not achieved for a Component contingent upon achievement of such level, no Award for that Component will be paid.

Target Index Amount

The “Target Index Amount” for each Participant is determined by multiplying (i) the Participant’s guideline percentage (based upon the Participant’s position and determined at the sole discretion of the Committee or, if not specifically determined by the Committee, at the sole discretion of the Company’s President) by (ii) the Participant’s base salary effective as of the later of April 1, 2017 or the date upon which such Participant becomes eligible to participate in the Program, as determined at the sole discretion of the Committee or, if not specifically determined by the Committee, at the sole discretion of the Company’s President.

Example: a Participant has a base salary of $40,000 effective as of April 1, 2017 and has a guideline percentage of 15%.

Guideline        Base Salary     Target Index
Percentage    *    as of 4/1/17    =    Amount
15%        *     $40,000    =     $6,000

A Participant who changes job positions during the Fiscal Year (i.e., moves to a higher or lower job level that is an eligible position under the Program) will be eligible to receive an Award that is based upon the employee’s annual salary and level in effect as of April 1, 2016, plus or minus any pro rata adjustment that is effective with the change in position.

Receipt of an Award is not a guarantee that the applicable Participant will receive a payout thereunder equal to his or her Target Index Amount, or that the Participant will receive any payout under such Award.

Allocation of Target Index Amount
For purposes of determining payouts under each Award, the Target Index Amount is allocated as follows:

(a) 50% is entirely contingent upon the Company’s level of achievement under the Adjusted EBITDA Component;

(b) 20% is entirely contingent upon the the Company’s level of achievement under the Net Sales Component; and

(c) 30% is based on individual performance, determined by the Committee based upon, among other things, each Participant’s achievement of his or her specific goals and objectives and/or CSS’ and/or the Company’s achievement of its respective corporate goals (the “Discretionary Component”).

Adjusted EBITDA Component

The payout, if any, under the Adjusted EBITDA Component will be equal to the payout level, as determined by the Committee at the time that these FY2018 Management Incentive Program Criteria were approved, that corresponds to the level of Adjusted EBITDA achieved by the Company during its 2018 fiscal year. No portion of the Adjusted EBITDA Component of an Award will be paid unless and until the Committee shall have certified the actual level of Adjusted EBITDA achieved by the Company during its 2018 fiscal year in relation to the corresponding payout levels established by the Committee at the time that these FY2018 Management Incentive Program Criteria were approved.

Net Sales Component

The payout, if any, under the Net Sales Component will be equal to the payout level, as determined by the Committee at the time that these FY2018 Management Incentive Program Criteria were approved, that corresponds to the level of Net Sales achieved by the Company during its 2018 fiscal year. No portion of the Net Sales Component of an Award will be paid unless and until the Committee shall have certified the the actual level of Net Sales achieved by the Company during its 2018 fiscal year in relation to the corresponding payout levels established by the Committee at the time that these FY2018 Management Incentive Program Criteria were approved.
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Discretionary Component

The payout, if any, under the Discretionary Component will be determined at the sole discretion of the Committee, and may be based upon, among other things, each Participant’s achievement of his or her specific goals and objectives and/or CSS’ achievement of its corporate goals. Each Participant will develop with his or her supervisor specific goals and objectives to be achieved by the Participant during the Company’s fiscal year ending March 31, 2018. Such goals and objectives should be documented in a manner acceptable to CSS’ President, in his or her sole discretion, either at the beginning of the fiscal year, the date upon which the Participant becomes eligible to participate in the Program, the date upon which such Participant’s position with the Company changes, or such other date as selected by CSS’ President, in his or her sole discretion. At the end of the Company’s fiscal year ending March 31, 2018, the level of each Participant’s achievement of his or her goals and objectives will be determined by the applicable Participant’s supervisor, in his or her sole discretion, and submitted to CSS’ President for review and approval, in his or her sole discretion. With respect to Participants who are executive officers of CSS or who have annual base salaries in excess of $250,000, the Committee, in its sole discretion, will review and approve, disapprove or modify the Company’s determination as to each such Participant’s level of achievement of his or her goals and objectives. The Program is not intended to duplicate the Company’s merit salary review process, and a Participant’s Discretionary Component ratings may vary from his or her merit salary review performance rating.

Although a Participant’s achievement of his or her goals and objectives may exceed 100%, the aggregate amount payable to all Company Participants attributable to the Discretionary Component shall not exceed the Company’s budgeted bonus amount attributable to the Discretionary Component without the prior approval of the Committee, in its sole discretion.